Exhibit 99.1

Amarin Reports Fourth Quarter and Full Year 2025 Financial Results

Strategic Initiatives and Refined Business Model Produced Financial and Operating Efficiencies

Established Long-Term License and Supply Agreement to Commercialize VAZKEPA® Across Europe and Sustained U.S. Market Leadership for VASCEPA® Franchise

Total of 45 Publications (Abstracts, Posters, Manuscripts) Furthering the Expansion of the VASCEPA® /VAZKEPA® (icosapent ethyl) Body of Knowledge Supported in 2025

DUBLIN, Ireland and BRIDGEWATER, N.J., February 25, 2026 -- Amarin Corporation plc (NASDAQ: AMRN), a company committed to advancing the science of cardiovascular disease worldwide, today announced financial results for the fourth quarter and full year ended December 31, 2025.

“Our performance in the fourth quarter and full year of 2025 confirmed both the initial impact and long-term potential of our strategic initiatives and re-imagined operating model,” said Aaron Berg, President and Chief Executive Officer of Amarin. “We have entered 2026 from an improved position of market, operational, and financial strength. We have maintained our U.S. leading market share for VASCEPA and are actively expanding our presence in Europe for VAZKEPA via our long-term partnership agreement with Recordati S.p.A., strengthening our now fully partnered international commercial strategy. We are a leaner organization, having made great progress in reducing costs and narrowing our losses, while continuing to invest in expanding an already formidable body of scientific knowledge that supports our global VASCEPA/VAZKEPA franchise and its proven ability to reduce cardiovascular risk. While work remains, we are encouraged by our progress and continue to examine strategic actions to maximize future shareholder value and options regarding management of capital.”

Q4 2025 Financial Highlights

($ in millions)	Q4 2025	Q4 2024	% Change
Total Net Revenue	$49.2	$62.3	(21%)
Operating Expenses	$29.5	$43.0	(31%)
Operating Loss	$(6.3)	$(52.5)	(88%)
Operating Margin %*	(13%)	(84%)	NM
Net Loss	$(1.2)	$(48.6)	(97%)
Net Margin	(2%)	(78%)	NM
Cash	$302.6	$294.2

*Operating margin is calculated as operating loss divided by total net revenue

NM – Not Meaningful

Peter Fishman, Amarin’s Chief Financial Officer, said, “Our fourth quarter performance reflects our early success in optimizing the Company’s operations and creating what we believe is a more efficient platform for long-term growth. We realized $31 million of the expected $70 million in cost savings from our restructuring initiatives and have incurred nearly all of the $37 - $40 million in restructuring costs. Our cash position improved sequentially and year over year, ending 2025 with total cash and investments of $303 million and no debt. As a direct result of our continued revenue generation and new financial operating profile, our return to positive cash flow in the fourth quarter was ahead of schedule and has positioned us to generate positive cash flow for the full year ahead. We are well positioned to deliver on our operational and strategic priorities in 2026.”

Q4 2025 Financial Performance

Comparisons to Q4 2024, unless otherwise stated

Revenues

($ in millions)	Q4 2025	Q4 2024	% Change
Product Revenue, net:
U.S.	$41.1	$44.2	(7%)
Europe	$2.3	$4.0	(42%)
Rest-of-World (ROW)	$3.1	$11.9	(74%)
Total Product Revenue, net	$46.5	$60.1	(23%)
Licensing & Royalties	$2.7	$2.2	20%
Total Net Revenue	$49.2	$62.3	(21%)

NM – Not Meaningful

Total Net Revenue: Decreased $13.1 million, or 21%, due primarily to a decline in ROW sales that reflected a $7.8 million stocking order in last year’s fourth quarter in preparation for a market launch, a decline in net selling price in the U.S., and the effects of the transition of our European sales activities to Recordati that included both supply shipments and direct sales in the 2025 fourth quarter. European sales in the fourth quarter of 2024 included direct sales only; once the transition to a fully partnered sales model is complete, European sales will consist only of supply shipments to Recordati. Royalties increased by $0.5 million due to higher in-market sales generated by our global partners.

Operating Expenses

Comparisons to Q4 2024, unless otherwise stated

($ in millions)	Q4 2025	Q4 2024	% Change
COGS	$26.1	$71.9	(64%)
SG&A	$20.1	$37.0	(46%)
R&D	$5.4	$6.0	(10%)
Restructuring	$4.1	--	NM
Total Operating Expenses*	$29.5	$43.0	(31%)

* Total operating expenses reflect the sum of SG&A, R&D, and Restructuring expenses.

NM – Not Meaningful

Total Operating Expenses: Decreased $13.5 million, or 31%, primarily due to the impact of the June 2025 Global Restructuring Plan that produced declines in Selling, General, and Administrative expenses (SG&A). Excluding the restructuring charge of $4.1 million (see discussion below), Q4 2025 total operating expenses were $25.4 million, representing a decline of 41%.

COGS: Decreased $45.8 million, or 64%. COGS in Q4 2024 included a one-time inventory restructuring charge of $36.5 million related to the Company’s efforts to amend supplier agreements to align with then current and expected future demand and a one-time inventory write-off. Excluding these one-time charges, Q4 2025 COGS decreased $2.8 million, or 10%, primarily due to lower net product sales.

SG&A: Decreased $16.9 million, or 46%, primarily due to a reduction in costs pursuant to the Global Restructuring Plan and other cost optimization initiatives.

R&D: Consistent with the prior year period.

Restructuring: The Company recognized $4.1 million in Q4 2025 related to the continued implementation of the Global Restructuring Plan associated with the execution of the Recordati Licensing Agreement announced in June 2025. This resulted in the elimination of commercial roles in the Company’s Europe operations, among other operating expense savings across the Company’s global operations. The Company incurred $36.2 million of restructuring charges in full year 2025 and continues to expect total restructuring charges to range from $37 to $40 million, with the remaining charges expected to be realized in early 2026.

Additional Q4 2025 Financial Information

Comparisons to Q4 2024, unless otherwise stated

Operating Loss: Narrowed to $6.3 million from an operating loss of $52.5 million, an improvement of $46.2 million, or 88%. Operating loss in Q4 2025 included restructuring costs of $4.1 million compared to $36.5 million in Q4 2024.

Net Loss: Improved to $(1.2) million, or $(0.00) per share, from a net loss of $(48.6) million, or $(0.12) per share.

Cash: Reported aggregate cash and investments of $302.6 million, as of December 31, 2025, compared to $294.2 million as of December 31, 2024, reflecting a year-over-year increase of $8.4 million, and compared to $286.6 million as of September 30, 2025, reflecting a sequential increase of $16.0 million.

Debt: Remained debt free as of December 31, 2025.

Fourth Quarter and Full Year 2025 Earnings Conference Call and Webcast Information

Amarin will host a conference call on February 25, 2026, at 8:00 a.m. ET to discuss this information. The conference call can be accessed on the investor relations section of the Company's website at www.amarincorp.com, or via telephone by dialing 888-506-0062 within the United States, 973-528-0011 from outside the United States, and referencing conference ID 675507. A replay of the webcast will be made available until August 25,2026. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 53567. A replay of the call will also be available through the Company's website shortly after the call.

About Amarin

Amarin is a global pharmaceutical company committed to reducing the cardiovascular disease (CVD) burden for patients and communities and to advancing the science of cardiovascular care around the world. We own and support a global branded product approved by multiple regulatory authorities based on a track record of proven efficacy and safety and backed by robust clinical trial evidence. Our commercialization model includes a direct sales approach in the U.S. and an indirect distribution strategy internationally, through a syndicate of reputable and well-established partners with significant geographic expertise, covering close to 100 markets worldwide. Our success is driven by a dedicated, talented, and highly skilled team of experts passionate about the fight against the world’s leading cause of death, CVD.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty-five million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Australia, Lebanon, the United Arab Emirates, Saudi Arabia, Qatar, Bahrain, and Kuwait. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in the United Kingdom (applying to England, Scotland, Wales, and Northern Ireland). VAZKEPA (icosapent ethyl) is currently approved and sold in Europe in Sweden, Finland, England/Wales, Spain, Netherlands, Scotland, Greece, Portugal, Italy, Denmark and Austria.

United States
Indications and Limitation of Use

VASCEPA is indicated:

•
As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and
o
established cardiovascular disease or
o
diabetes mellitus and two or more additional risk factors for cardiovascular disease.
•
As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

•
VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
•
VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
•
It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
•
VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.
•
Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).

•
Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
•
Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
•
Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.ema.europa.eu/en/documents/product-information/vazkepa-epar-product-information_en.pdf

Globally, prescribing information varies; refer to the individual country product label for complete information.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure is most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net (loss) income was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense, restructuring expense and other one-time expenses. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2025 and the potential impact and outlook for achievements in 2026 and beyond; Amarin’s 2026 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; expectations regarding potential strategic collaboration and licensing agreements with third parties, including our ability to attract additional collaborators, as well as our plans and strategies for entering into potential strategic collaboration and licensing agreements and the overall potential and future success of VASCEPA/VAZKEPA and Amarin that are based on the beliefs and assumptions and information currently available to Amarin.

All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission. Amarin’s annual report on Form 10-K for the fiscal year ended 2025 will also be accessible there later this week. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate. Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (www.amarincorp.com/investor-relations), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts.

Amarin Contact Information

Media Inquiries:

Tegan Berry

Amarin Corporation plc

PR@amarincorp.com

Investor Inquiries:

Devin Sullivan & Conor Rodriguez

The Equity Group on Behalf of Amarin

devin.sullivan.ext@amarincorp.com or conor.rodriguez.ext@amarincorp.com

Investor.relations@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited *

	December 31, 2025	December 31, 2024
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$134,660	$121,038
Restricted cash	201	300
Short-term investments	167,929	173,182
Accounts receivable, net	126,832	122,279
Inventory	195,910	166,048
Prepaid and other current assets	24,350	12,552
Total current assets	649,882	595,399
Property, plant and equipment, net	12	16
Long-term inventory	—	64,740
Operating lease right-of-use asset	6,461	7,592
Other long-term assets	1,055	1,213
Intangible asset, net	13,365	16,389
TOTAL ASSETS	$670,775	$685,349
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$45,355	$40,366
Accrued expenses and other current liabilities	149,104	139,583
Total current liabilities	194,459	179,949
Long-Term Liabilities:
Long-term operating lease liability	6,080	7,723
Other long-term liabilities	10,955	11,501
Total liabilities	211,494	199,173
Stockholders’ Equity:
Common stock	310,184	305,298
Additional paid-in capital	1,923,801	1,914,750
Treasury stock	(67,360)	(65,326)
Accumulated deficit	(1,707,344)	(1,668,546)
Total stockholders’ equity	459,281	486,176
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$670,775	$685,349

* Unaudited as a standalone schedule; copied from consolidated financial statements

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited *

	Three Months Ended December 31,		Year Ended December 31,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2025	2024	2025	2024

Product revenue, net	$46,543	$60,068	$182,753	$204,590
Licensing and royalty revenue	2,676	2,238	30,893	24,024
Total revenue, net	49,219	62,306	213,646	228,614
Less: Cost of goods sold	26,050	35,399	92,778	110,758
Less: Cost of goods sold - restructuring inventory	—	36,474	—	36,474
Gross margin	23,169	(9,567)	120,868	81,382
Operating expenses:
Selling, general and administrative (1)	20,059	36,970	115,003	152,310
Research and development (1)	5,371	5,985	19,806	20,869
Restructuring	4,064	—	36,229	—
Total operating expenses	29,494	42,955	171,038	173,179
Operating loss	(6,325)	(52,522)	(50,170)	(91,797)
Interest income	2,570	3,371	10,853	13,403
Interest expense	(1)	(3)	(7)	(7)
Other income (expense), net	2,904	(753)	3,276	1,201
Loss from operations before taxes	(852)	(49,907)	(36,048)	(77,200)
(Provision for) benefit from income taxes	(372)	1,289	(2,750)	(4,983)
Net loss	$(1,224)	$(48,618)	$(38,798)	$(82,183)
Loss per share:
Basic	$(0.00)	$(0.12)	$(0.09)	$(0.20)
Diluted	$(0.00)	$(0.12)	$(0.09)	$(0.20)
Weighted average shares outstanding:
Basic	416,000	411,293	414,984	410,937
Diluted	416,000	411,293	414,984	410,937

* Unaudited as a standalone schedule; copied from consolidated financial statements
(1)

Excluding non-cash stock-based compensation, selling, general and administrative expenses were $105,759 and $138,144 for the years ended December 31, 2025 and 2024, respectively, and research and development expenses were $17,345 and $17,330, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET (LOSS) INCOME
Unaudited

	Three months ended December 31,		Year Ended December 31,
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
	2025	2024	2025	2024

Net (loss) income for EPS - GAAP	$(1,224)	$(48,618)	$(38,798)	$(82,183)
Stock-based compensation expense	1,559	3,400	11,705	17,705
Restructuring expense	4,064	—	36,229	—
Restructuring Inventory	—	36,474	—	36,474
ADS Ratio Change Fees	—	—	2,015	—
Licensing Agreement Fees	—	—	5,038	—
Adjusted net (loss) income for EPS - non-GAAP	$4,399	$(8,744)	$16,189	$(28,004)

Basic and diluted

(Loss) earnings per share:
Basic - non-GAAP	$0.01	$(0.02)	$0.04	$(0.07)
Diluted - non-GAAP	$0.01	$(0.02)	$0.04	$(0.07)

Weighted average shares:
Basic	416,000	411,293	414,984	410,937
Diluted	433,019	411,293	427,104	410,937